Exhibit 3.1
Electronic Articles of Incorporation
For
WORLD WIDE WATER GROUP, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:
WORLD WIDE WATER GROUP, INC.

Article II
The principal place of business address:
1600 LOWER STATE ROAD
DOYLESTOWN, PA. 18901

The mailing address of the corporation is:
1600 LOWER STATE ROAD
DOYLESTOWN, PA. 18901

Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is:
40,000,000 COMMON, $0001 PAR VALUE

Article V
The name and Florida street address of the registered agent is:
RICHARD P. GREENE BUSINESS & LEGAL SUPPORT
2455 EAST SUNRISE BOULEVARD
SUITE 905
FORT LAUDERDALE, FL. 33304

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: RICHARD P. GREENE

Article VI
The name and address of the incorporator is:
RICHARD P. GREENE BUSINESS & LEGAL SUPPORT, INC.
2455 EAST SUNRISE BOULEVARD
SUITE 905
FORT LAUDERDALE, FL 33304

Incorporator Signature: RICHARD P. GREENE

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: PD
PAUL LIPSCHUTZ
1600 LOWER STATE ROAD
DOYLESTOWN, PA. 18901